Exhibit 1.2

AMENDMENT NO. 1 TO

AMENDED AND RESTATED EQUITY DISTRIBUTION AGREEMENT DATED MARCH 21, 2019

July 21, 2021

JonesTrading Institutional Services LLC

757 3rd Avenue

New York, New York 10017

Ladenburg Thalmann & Co. Inc.

640 5th Avenue, 4th Floor

New York, New York 10019

Ladies and Gentlemen:

Arlington Asset Investment Corp., a Virginia corporation (the “Company”), and JonesTrading Institutional Services LLC,  B. Riley FBR, Inc. and Ladenburg Thalmann & Co. Inc. are parties to that certain Amended and Restated Equity Distribution Agreement dated as of March 21, 2019 (the “Original Agreement”). In accordance with Section 12(c) of the Original Agreement, (1) Compass Point Research & Trading, LLC was terminated as a party to the Original Agreement pursuant to a termination letter dated February 25, 2020 and (2) B. Riley Securities, Inc. (formerly B. Riley FBR, Inc.) was terminated as a party to the Original Agreement pursuant to a termination letter dated July 21, 2021. All capitalized terms not defined herein shall have the meanings ascribed to them in the Original Agreement. The parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1.Amendments to the Original Agreement. The Original Agreement is amended as follows, effective as of the date hereof.

(a)The preamble of the Original Agreement is hereby deleted and replaced with the following to remove Compass Point Research & Trading, LLC and B. Riley Securities, Inc. as parties:

Arlington Asset Investment Corp., a Virginia corporation (the “Company”), and JonesTrading Institutional Services LLC (“JonesTrading”) are parties to that certain Equity Distribution Agreement, dated May 16, 2017 (the “Original Agreement”). Together with Ladenburg Thalmann & Co. Inc. (“Ladenburg”; each of JonesTrading and Ladenburg individually a “Placement Agent” and collectively, the “Placement Agents”), the Company and the Placement Agents desire to amend and restate the Original Agreement with this agreement (the “Agreement”), and hereby agree as follows:

(b)Exhibit C to the Original Agreement is hereby deleted and replaced in its entirety with the exhibit set forth as Exhibit C hereto.

SECTION 2.No Other Amendments. Except as specifically set forth herein, all other provisions of the Original Agreement shall remain in full force and effect.

SECTION 3.Entire Agreement; Amendment; Severability. This Amendment No. 1 to the Original Agreement together with the Original Agreement (including all schedules and exhibits attached hereto and thereto and Placement Notices issued pursuant hereto and thereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, between the parties hereto with regard to the subject matter hereof.

SECTION 4.Prospectus Supplement. The Company agrees to file with the Commission pursuant to Rule 424(b) under the Securities Act a Supplement to the Prospectus Supplement reflecting this Amendment No. 1 to the Original Agreement within two Business Days of the date hereof.

SECTION 5.Counterparts. This Amendment No. 1 to the Original Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed amendment by one party to the other may be made by facsimile transmission.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement by and between the Placement Agent and the Company in accordance with its terms.

Very truly yours,

ARLINGTON ASSET INVESTMENT CORP.

By: /s/ Richard E. Konzmann___________________

Name: Richard E. Konzmann

Title: Executive Vice President, Chief Financial Officer and Treasurer

Signature Page to Amendment No 1. to Amended and Restated Equity Distribution Agreement

CONFIRMED AND ACCEPTED, as of the date first above written:

JONESTRADING INSTITUTIONAL SERVICES LLC

By  /s/ Burke Cook________________________

Authorized Signatory

LADENBURG THALMANN & CO. INC.

By  /s/ Steve Kaplan_______________________

Authorized Signatory

Signature Page to Amendment No. 1 to Amended and Restated Equity Distribution Agreement

EXHIBIT C

COMPENSATION

The Placement Agents shall be paid compensation up to 3.0% of the gross proceeds from the sales of Shares.